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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    Form 8-K
                                 CURRENT REPORT
                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934
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                         JULY 12, 1999 (JUNE 25, 1999)
                Date of Report (Date of earliest event reported)

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                             PHILIP SERVICES CORP.
             (Exact name of Registrant as specified in its charter)

          ONTARIO                         0-20854                      NOT APPLICABLE
(State or other jurisdiction      (Commission File Number)      (IRS Employer Identification
     of incorporation)                                                      No.)

                             100 KING STREET WEST,
                              P.O. BOX 2440, LCD1,
                           HAMILTON, ONTARIO, CANADA
                                    L8N 4J6
          (Address of principal executive offices, including zip code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (905) 521-1600

                                      N/A
         (Former name or former address, if changed since last report.)

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ITEM 3.  BANKRUPTCY AND RECEIVERSHIP

     On June 25, 1999, Philip Services Corp. (the "Company") filed a voluntary application to reorganize under the Companies' Creditors Arrangement Act with the Ontario Superior Court of Justice in Toronto, Canada, and voluntary petitions under Chapter 11 of the U.S. Bankruptcy Code with the U.S. Bankruptcy Court for the District of Delaware. On June 27, 1999, the Company obtained First Day Orders under Chapter 11 of the U.S. Bankruptcy Code from the U.S. Bankruptcy Court for the District of Delaware. A confirmation hearing to confirm the Company's plan of reorganization is scheduled for October 13, 1999 at the U.S. Bankruptcy Court for the District of Delaware.

     The Company has entered into an amended lock-up agreement with its syndicated lenders pursuant to which approximately US$1 billion in existing syndicated debt will be converted into US$250 million of senior secured debt, US$100 million in secured convertible payment-in-kind debt and 91% of the common shares of the restructured Company. Holders of impaired unsecured debt will receive unsecured payment-in-kind notes and 5% of the common shares of the restructured Company. The Company has also reached an agreement in principle with Canadian and U.S. class action plaintiffs to settle all class action claims for 1.5% of the common shares of the restructured Company. This agreement is subject to final documentation and the approval of the Courts. Other potential equity claims will receive 0.5% of the common shares of the restructured Company and existing shareholders will retain 2% of the common shares of the restructured Company.

     Both Canadian and U.S. subsidiaries of the Company are authorized to continue to meet their financial obligations with respect to salaries and benefits, and pre-filing and post-filing obligations to on-going trade suppliers provided that such suppliers agree to provide goods and services on the same terms as those that were in effect prior to the filing. The Company has access to proceeds remaining from previous sales of non-core assets of approximately US$40 million. The Company has limited access to the debtor-in-possession financing of US$100 million until the Company utilizes all cash proceeds available from the sale of assets.

     A copy of the amended lock-up agreement between the Company and its syndicated lenders is attached hereto as Exhibit 2.1. Copies of the press releases announcing the filings in the United States and Canada and the granting of First Day Orders by the U.S. Bankruptcy Court for the District of Delaware are attached hereto as Exhibit 99.1 and 99.2, respectively.

EXHIBIT NUMBER                            DESCRIPTION
--------------                            -----------
       2.1        Amended Lock-up Agreement dated as of June 21, 1999 among
                  Philip Services Corp. and certain lenders of Philip Services
                  Corp.'s lending syndicate
      99.1        Press release dated June 25, 1999
      99.2        Press release dated June 28, 1999

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          PHILIP SERVICES CORP.

                                                   /s/  COLIN H. SOULE
                                          By:
                                          --------------------------------------

                                            Executive Vice President, General
                                            Counsel and Corporate Secretary

Dated: July 12, 1999

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                                 EXHIBIT INDEX

EXHIBIT NUMBER    DESCRIPTION
--------------    -----------
       2.1        Amended Lock-up Agreement dated as of June 21, 1999 among
                  Philip Services Corp. and certain lenders of Philip Services
                  Corp.'s lending syndicate
      99.1        Press release dated June 25, 1999
      99.2        Press release dated June 28, 1999

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